SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                  MAY 15, 2006


                         SENTRY  TECHNOLOGY  CORPORATION
                         -------------------------------
               (Exact Name of Registrant as specified in charter)



               Delaware                 1-12727               96-11-3349733
    -------------------------        ------------            ----------------
    (State  or  other  jurisdic-      (Commission           (IRS  Employer
     tion  of  incorporation)         File  Number)        Identification  No.)



     1881  Lakeland  Avenue,  Ronkonkoma,  New  York                    11779
  ---------------------------------------------------------            --------
     (Address  of  principal  executive  offices)                     (Zip Code)


                                  631/ 739-2000
                            ------------------------
               Registrant's telephone number, including area code



                                       N/A

         (Former name or former address, if changed since last report.)

INFORMATION  TO  BE  INCLUDED  IN  THIS  REPORT

Item  1.01 -  Entry into a Material Definitive Agreement

On May 15, 2006, Sentry Technology Corporation (the "COMPANY") and certain of its subsidiaries amended its loan agreement with Royal Bank of Canada. The maximum aggregate amount of the credit facility was reduced from $4.5 million to $3.6 million dollars (Canadian). Other changes include the following: the termination date was extended to May 14, 2007; and the current borrowing limit was increased by up to $1 million (Canadian) based upon standby letters of credit provided by two of the Company's directors. This new credit facility replaces and restates the Company's previous agreement with Royal Bank of Canada.


Item  9.01.  Financial  Statements  and  Exhibits.

Exhibit  10.1 - Credit Facility Letter Agreement with Royal Bank of Canada dated
                May 15, 2006.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SENTRY  TECHNOLOGY  CORPORATION


By:    /s/ Peter J. Mundy                                    Date:  May 31, 2006
        -----------------------------------------------
          Peter  J.  Mundy
          Vice  President and Chief Financial Officer



EXHIBIT  INDEX

10.1 Credit Facility Letter Agreement with Royal Bank of Canada dated May 15, 2006.